Exhibit 8.1

SUBSIDIARIES OF YANDEX N.V.

t
Name of Subsidiary(1)		Jurisdiction of Organization
Yandex LLC		Russia
GIS Technology LLC		Russia
Kinopoisk LLC		Russia
Yandex.Classifieds LLC		Russia
Yandex.Classifieds Technology LLC		Russia
Yandex Cloud Technologies LLC		Russia
Yandex DC LLC		Russia
Yandex DC Vladimir LLC		Russia
Yandex.Market LLC		Russia
Yandex.Market Lab LLC		Russia
Yandex.OFD LLC		Russia
Yandex.Probki LLC(2)		Russia
Yandex.Taxi LLC		Russia
INO CPE SDA		Russia
YandexBel LLC		Belarus
Yandex Information Technology (Shanghai) Co., Ltd.		China
Yandex Oy		Finland
Yandex.Technology GmbH		Germany
SPB Software Ltd.		Hong Kong
Yandex.Israel Ltd.		Israel
Yandex.Taxi Kazakhstan LLC		Kazakhstan
Yandex Auto.ru AG		Switzerland
Yandex Europe AG		Switzerland
Yandex Services AG		Switzerland
Yandex Europe B.V.		The Netherlands
Yandex.Taxi B.V.		The Netherlands
Yandex.Market B.V.		The Netherlands
Yandex Inc.		Delaware, USA
SPB Software Inc.		Nevada, USA
Yandex.Taxi Ukraine LLC		Ukraine
Yandex.Ukraine LLC(2)		Ukraine
Yandex Advertising Services LC		Turkey

(1) Directly or indirectly held

(2) Yandex N.V. owns a 99.9% interest